UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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INVO Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVO Bioscience, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Monday, December 28, 2020

Dear Shareholder:

The Annual Meeting of Shareholders of INVO Bioscience, Inc., (the “Company”), will be held at www.virtualshareholdermeeting.com/INVO2020 on Monday, December 28, 2020 at 2:00 p.m. (ET) for the following purposes:

1.	To elect six directors to the Board of Directors of the Company (the “Board”);

2.	To ratify the selection of M&K as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2020; and

3.	To conduct any other business properly brought before the meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively on the Internet. No physical meeting will be held. The record date for the Annual Meeting is November 20, 2020. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting

to Be Held on December 28, 2020 at 2:00 p.m. (ET) virtually via the Internet at www.virtualshareholdermeeting.com/INVO2020.

The proxy statement and Annual Report on Form 10-K

are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Steven Shum

Steven Shum

Chief Executive Officer

Sarasota, Florida

November 23, 2020

You are cordially invited to attend the meeting virtually via the Internet. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote via the Internet at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 - ELECTION OF DIRECTORS	6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	11

EXECUTIVE OFFICERS	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

EXECUTIVE COMPENSATION	14

TRANSACTIONS WITH RELATED PERSONS	18

HOUSEHOLDING OF PROXY MATERIALS	20

NEXT YEAR’S ANNUAL MEETING	20

OTHER MATTERS	20

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

OF INVO BIOSCIENCE, INC.

To Be Held on December 28, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are sending you these proxy materials because the Board of INVO Bioscience, Inc. (“we”, “INVO Bioscience” or the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by phone or online.

We intend to mail these proxy materials on or about November 23, 2020 to all shareholders of record entitled to vote at the Annual Meeting.

Are the Company’s reverse stock splits reflected in the materials I am receiving?

The Company effectuated a 1-for-20 reverse stock split on May 26, 2020 and a 5-for-8 reverse stock split on November 9, 2020. The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) was filed on March 30, 2020 and as such, the Annual Report (including the financial statements included therein) does not reflect either of the reverse stock splits. However, all share amounts in this proxy statement have been retroactively adjusted to give effect to the 1-for-20 and 5-for-8 reverse stock splits.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Monday, December 28, 2020 at 2:00 p.m. (ET) virtually via the Internet. Due to the continuing public health impact of the coronavirus pandemic and to support the health and well-being of our employees, shareholders, and our community, the Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online at www.virtualshareholdermeeting.com/INVO2020. Information on how to vote at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on November 20, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 9,561,468 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on November 20, 2020 your shares were registered directly in your name with INVO Bioscience’s transfer agent, Transfer Online, Inc. (“Transfer Online”), then you are a shareholder of record. As a shareholder of record, you may vote via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 20, 2020 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You may vote via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

On what matters am I voting?

There are two matters scheduled for a vote:

●	Proposal 1: Election of six directors to the Board; and

●	Proposal 2: Ratification of the selection of M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020.

On the recommendation of the nominating and governance committee, the Board has nominated Mr. Steven Shum, Dr. Kevin Doody, Mr. Trent Davis, Mr. Matthew Szot, Ms. Barbara Ryan and Dr. Jeffrey Segal for election, each of whom is presently a director. The Board believes that the reelection of each director nominee identified above is advisable and in the best interests of the Company and our shareholders. Accordingly, the Board recommends that shareholders vote “For All” of the nominees identified above, and “For” the ratification of M&K as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote for “For All” or “Withhold All” or “For All Except” any individual nominee.

With respect to Proposal 2, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (1) vote via the Internet at the Annual Meeting, (2) vote by proxy using the enclosed proxy card, (3) vote by proxy online or (4) vote by proxy by phone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote via the Internet even if you have already voted by proxy.

(1)

To vote at the Annual Meeting, go to www.virtualshareholdermeeting.com/INVO2020 and enter the 16 digit control number provided with your proxy materials. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

(2)

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by December 27, 2020. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

(3)

To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your online vote must be received by 11:59 p.m. ET on December 27, 2020 to be counted.

(4)

To vote by phone, dial toll-free 1-800-690-6903. You will be asked to provide the company number and control number from the enclosed proxy card. Your phone vote must be received by 11:59 p.m. ET on December 27, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial holders may access the virtual annual meeting with the 16 digit control number provided with their proxy materials. Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you own as of November 20, 2020.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card by mail, by phone, online in advance of the meeting or via the Internet at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they may either vote these shares on your behalf on certain “routine” matters or return a proxy leaving these shares unvoted. At the Annual Meeting, only the Approval of Auditors (Proposal No. 2) is considered a routine matter. Proposal No. 1 is considered “non-routine,” and your broker, bank, or other agent will not have discretion to vote on such proposal.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For All” of the six nominees for director, and “For” the ratification of M&K as independent auditors for the year ending December 31, 2020. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by phone or online.

●	You may send a timely written notice that you are revoking your proxy to INVO Bioscience’s Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240.

●	You may attend the Annual Meeting and vote via the Internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, shareholder proposals must be submitted in writing by July 26, 2021 to our Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240. Provided that the date of the 2021 Annual Meeting is within thirty days of the anniversary of the 2020 Annual Meeting, if you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2021 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between September 29, 2021 and October 29, 2021. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own. If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, (iii) the class and number of shares of the corporation which you beneficially own, (iv) any material interest that you have in your proposal, and (v) any other information that you are required to be provided pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you propose to nominate an individual for election as a director, your notice must also include, as to each proposed nominee: (i) his or her name, age, business address and residence address, (ii) his or her the principal occupation or employment, (iii) the class and number of shares of our share capital that are owned of record or beneficially by him or her, (iv) the date or dates on which the shares were acquired and the investment intent of the acquisition, and (v) any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such proposed nominee in a contested election (even if an contested election is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the proposed nominee’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

The Board strives in its membership profile to have a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees. It is the policy of the Board that nominees reflect the following characteristics:

●	Each director must at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●

The Board as a whole will contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests, which may include experience at senior levels in public companies, leadership positions in the life sciences, healthcare or public-health fields, science or technology backgrounds and financial expertise.

●	Each director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

●	Each director should be willing and able to devote sufficient time, energy and attention to the affairs of the Company.

●

Each director should actively participate in the decision making process, be willing to make difficult decisions in the best interest of the Company and its shareholders, and demonstrate diligence and faithfulness in attending Board and committee meetings.

●	Each director should be free of any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

●	No director shall be employed by, or serve on the board of, any present or potential competitor of the Company.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes, broker non-votes and any abstentions for each of the proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote, they may either vote these shares on your behalf on certain “routine” matters or return a proxy leaving these shares unvoted. Such unvoted shares are counted as “broker non-votes.” Proposal 2, the ratification of M&K as independent auditors, is considered a routine matter, and brokers or nominees holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the ratification of M&K as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum is present if shareholders holding at least 50% of the outstanding common shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 9,561,468 shares outstanding and entitled to vote. Thus, the holders of 4,780,734 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online in advance of the meeting or if you vote via the Internet at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be announced in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to announce preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to announce the final results.

What proxy materials are available on the internet?

This proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com, in the “Important Materials” section.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently has six members, whose terms of office expire at the Annual Meeting. The Board has nominated Mr. Steven Shum, Dr. Kevin Doody, Mr. Trent Davis, Mr. Matthew Szot, Ms. Barbara Ryan and Dr. Jeffrey Segal for election, each of whom is presently a director. If re-elected at the Annual Meeting, each of these nominees will serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting. All members of the Board at the time of last year’s annual meeting, other than Kevin Doody, attended the annual meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 1, the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board proposes. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

NOMINEES FOR DIRECTORS

Our directors seek to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to its effective functioning. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that he or she should continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Steven M. Shum. Mr. Shum, 50, is our Chief Executive Officer, a position he has held since October 10, 2019, and has been a member of our Board since October 11, 2017. Previously, Mr. Shum was Interim Chief Executive Officer (from May 2019 to October 7, 2019) and Chief Financial Officer (from October 2015 to August 2019) of Eastside Distilling, Inc. (Nasdaq: ESDI), a publicly traded company in the craft spirits industry. Prior to joining Eastside, from October 2008 until April 2015, Mr. Shum served as a director of XZERES Corp, a publicly-traded global renewable energy company, and also in various officer roles, including (i) Chief Operating Officer (from September 2014 to April 2015), (ii) Chief Financial Officer, Principal Accounting Officer and Secretary (from April 2010 to September 2014) and (iii) Chief Executive Officer and President (from October 2008 to August 2010). Mr. Shum also serves as the Managing Principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.), where he served as Executive Vice President for four years, led product development efforts and contributed to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers also include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

Matthew Szot. Mr. Szot, 46, has been a member of our Board, chairman of the audit committee and compensation committee and a member of the nominating and governance committee since September 2020. Mr. Szot is currently the Executive Vice President and Chief Financial Officer of S&W Seed Company (Nasdaq: SANW), where he has served since March 2010. Mr. Szot brings a wealth of knowledge in mergers and acquisitions, corporate strategy, equity and debt financings, corporate governance, SEC reporting and compliance, technical GAAP, and developing and implementing financial and operational process improvements. Mr. Szot is also currently a member of the board, Chairman of the Audit Committee and member of the Compensation Committee and Nominating and Governance Committee of SenesTech (Nasdaq: SNES), a publicly traded life-science company with technologies for managing animal pest populations through fertility control. From June 2018 to August 2019, Mr. Szot served on the board and as Chairman of the Audit Committee of Eastside Distilling, Inc. (Nasdaq: EAST). From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer of Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various public and private companies. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana with a B.S in Agricultural Economics/Accountancy. Mr. Szot is a Certified Public Accountant in the State of California.

Kevin Doody, M.D. Dr. Doody, 62, is our Medical Director and a member of the Board, positions he has held since April 2017. Dr. Doody is a renowned fertility specialist and the founder and Medical Director of the Center for Assisted Reproduction (“CARE”) and Effortless IVF, each located in Bedford, Texas. CARE, established in 1989, has been a pioneer of assisted reproductive technologies in the north Texas region with several firsts, including the first intracytoplasmic sperm injection pregnancy and the first successfully implemented blastocyst culture system, and the first pregnancy following embryo biopsy and pre-implantation genetic testing for cystic fibrosis. CARE and Effortless IVF were also the first to adopt the INVOcell system since it obtained FDA clearance.

Dr. Doody is President of the Society for Assisted Reproductive Technology, on the board of directors of the American Society for Reproductive Medicine and a member of the RESOLVE Physician Council. As the Company’s Medical Director, Dr. Doody provides medical and clinical guidance, education and training for our INVOcell product and oversight of risk management and post-market surveillance activities, and supports current and new product development.

Trent Davis. Mr. Davis, 52, has been a member of our Board since December 2019, and has served as chairman of our nominating and governance committee and a member of the audit committee and compensation committee since September 2020. In addition, Mr. Davis is currently Chief Executive Officer of Paulson Investment Company, LLC, a boutique investment firm that specializes in private equity offerings of small and mid-cap companies. From December 2014 to December 2018, Mr. Davis was President and Chief Operating Officer of Whitestone Investment Network, Inc., which provides executive advisory services and also restructures, recapitalizes and makes strategic investments in small to midsize companies. Since March 2018, Mr. Davis has served as a director of Senmiao Technology Limited (Nasdaq: AIHS), an online lending platform in China. From August 2016 to August 2019, Mr. Davis served as director of Eastside Distilling, Inc. (Nasdaq: EAST), and from July 2015 to April 2017, he served as director of Dataram Corporation (Nasdaq: DRAM). Mr. Davis helped to successfully complete the reverse merger between Dataram and U.S. Gold Corp (Nasdaq: USAU), a gold exploration and development company. From December 2014 to July 2015, Mr. Davis served as Chairman of the Board of Majesco Entertainment Company (Nasdaq: COOL). Mr. Davis also served as director and President of Paulson Capital Corp. (Nasdaq: PLCC) from November 2013 to July 2014, when Paulson completed a reverse merger with VBI Vaccine (Nasdaq: VBIV). Mr. Davis continued to serve on the board and the Audit Committee of VBI until May 2016. Prior to serving on the board of Paulson, Mr. Davis served as the Chief Executive Officer of its subsidiary, Paulson Investment Company, LLC, where he oversaw he syndication of approximately $600 million of investment in over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from the University of Portland. Mr. Davis is qualified to serve on the Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Barbara Ryan. Ms. Ryan, 60, has been a member of our Board and a member of the audit committee, compensation committee and nominating and governance committee since September 2020. Ms. Ryan founded Barbara Ryan Advisors, a capital markets and communications firm, in 2012 following a more than 30-year career on Wall Street as a sell-side research analyst covering the U.S. large-cap pharmaceutical industry. Ms. Ryan has deep experience in equity and debt financings, M&A, valuation, SEC reporting, financial analysis and corporate strategy across a broad range of life sciences companies. Ms. Ryan has been involved in several of the pharmaceutical industry’s largest M&A transactions: Shire’s defense against a hostile takeover attempt by Abbvie, Shire’s takeover of Baxalta, Allergan’s defense against Valeant and Perrigo’s defense again Mylan. Ms. Ryan served as an executive team member and on the disclosure committee of Radius Health from January 2014 to December 2017 and played a critical role in Radius’ IPO and subsequent follow-on offerings which raised over $1 billion. Ms. Ryan has also served as an executive team member at Eloxx Pharmaceuticals, a development-stage rare disease company, where she played a critical role in Eloxx’s uplisting to Nasdaq and subsequent follow-on offering. Previously, Ms. Ryan was a Managing Director at Deutsche Bank/Alex Brown and head of the company’s Pharmaceutical Research Team for 19 years. She began her research career covering the pharmaceutical industry at Bear Stearns in 1982. Ms. Ryan also covered drug wholesalers and PBMs, and was the lead-analyst on many high-profile IPOs, including Express Scripts, PSSI, Henry Schein, and Flamel Technologies. Ms. Ryan currently serves as a director of Gilda’s Club NYC, a non-profit organization, and is the founder Fabulous Pharma Females, a non-profit whose mission is to advance women in the biopharma industry. Ms. Ryan has also led the development of women leadership programs at Radius Health and Eloxx Pharmaceuticals.

Jeffrey Segal, M.D. Dr. Segal, 61, has been a member of our Board and the audit and compensation committees since November 2020. He founded Medical Justice Services Inc., an organization focused on protecting physicians from frivolous lawsuits, in 2004, and serves as CEO. In 2010, Dr. Segal also launched the eMerit platform for Medical Justice Services, Inc., to enable hospitals and doctors to maximize their online presence and provide patients an ability to locate doctors online. In January 2019, Dr. Segal joined the Byrd Adatto Law Firm as a partner. From 2000 to 2004, Dr. Segal co-founded and served as CEO of DarPharma, Inc., a clinic focused on therapies for schizophrenia, Parkinson’s disease and other targeted CNS disorders. From 1999 to 2002, Dr. Segal co-founded and served as CEO of On-Call Solutions, Inc., a company focused on web-based design of physician call schedules. Dr. Segal is also a board-certified neurosurgeon and operated a private neurosurgery practice from 1991 to 2000. Dr. Segal received his B.A. from the University of Texas, his medical degree from Baylor College of Medicine and his juris doctor from Concord Law School.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 1.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The listing rules of Nasdaq require us to maintain a Board comprised of a majority of independent directors, as determined affirmatively by our Board. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Trent Davis, Jeffrey Segal, Mathew Szot, and Barbara Ryan, representing four of our six directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they each are an “independent director” as that term is defined under the Nasdaq listing rules. Mr. Shum is not considered independent due to his position as our Chief Executive Officer. Mr. Doody is not considered independent due to the level of compensation received by him in 2018.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in shareholders’ best interest that such determination be made based on the position and direction of the Company and the membership of the Board.

There are no family relationships among any of our directors and executive officers.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Board is responsible for overseeing our risk management efforts generally, including (i) the allocation of risk management functions among our Board and its committees, and (ii) assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board periodically reviews its general process for the oversight of risk management.

MEETINGS OF THE BOARD OF DIRECTORS

During 2019, our Board held four formal meetings and acted by unanimous written consent on six occasions.

Each Board member attended 75% or more of the aggregate number of meetings of the Board that were held during the portion of 2019 for which he or she was a director.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Our audit committee is currently comprised of Matthew Szot (Chairman), Jeffrey Segal and Barbara Ryan. Each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable.

Our Board has also determined that Mr. Szot qualifies as an “audit committee financial expert” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and satisfies the financial sophistication requirements of the Nasdaq listing rules.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

●	oversees the work of our independent auditors;
●	approves the engagement, discharge and compensation of our independent auditors;
●	approves engagements of the independent auditors to render any audit or permissible non-audit services;
●	reviews the qualifications, independence and performance of the independent auditors;
●	reviews our financial statements and our critical accounting policies and estimates;
●	reviews the adequacy and effectiveness of our internal controls;
●	reviews our policies with respect to risk assessment and risk management;
●	reviews and monitors our policies and procedures relating to related person transactions; and
●	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

Our audit committee operates under a written charter approved by our Board that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at www.invobioscience.com.

Report of the Board of Directors

At the time of filing of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019 (the “Financial Statements), the Company was listed on the OTCQB marketplace and did not have a separate audit committee. The entire Board, which at the time consisted of Steven Shum, Kathleen Karloff, Dr. Kevin Doody, Trent Davis and Michael Campbell, reviewed, and discussed the Financial Statements with management and M&K, the Company’s independent registered public accounting firm. The entire Board received, reviewed and discussed (i) the written disclosures and communications from M&K regarding relationships, if any, which might impair M&K’s independence from management and the Company, and (ii) all required communications pertaining to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Based on the foregoing, the Board approved the inclusion of the Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and their filing with the SEC.

Steven Shum

Kathleen Karloff

Dr. Kevin Doody

Trent Davis

Michael Campbell

Compensation Committee

On December 9, 2019, our Board established a compensation committee. Our compensation committee is currently comprised of Mr. Szot (Chairman), Mr. Davis and Ms. Ryan.

Our compensation committee operates under a written charter approved by our Board that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at www.invobioscience.com.

The compensation committee oversees our compensation policies, plans and programs, and reviews and determine the compensation to be paid to our executive officers and directors. In addition, the compensation committee has the authority to act on behalf of the Board in fulfilling the Board’s responsibilities with respect to compensation-based and related disclosures in filings as required by the SEC. This committee held one meeting during fiscal 2019.

Nominating and Governance Committee

On September 14, 2019, our Board established a nominating and governance committee. Our nominating and governance committee is currently comprised of Mr. Davis (Chairman), Mr. Szot and Ms. Ryan.

Our nominating and governance committee operates under a written charter approved by our Board that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at www.invobioscience.com.

The nominating and governance committee (i) oversees our corporate governance functions on behalf of the Board; (ii) makes recommendations to the Board regarding corporate governance issues; (iii) identifies and evaluates candidates to serve as our directors consistent with the criteria approved by the Board and reviews and evaluates the performance of the Board; (iv) serves as a focal point for communication between director candidates, non-committee directors and management; (v) selects, or recommends to the Board for selection, director candidates and nominees; and (vi) makes other recommendations to the Board regarding matters relating to our directors. This committee held one meeting during fiscal 2019.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are discussed above in “Questions and Answers About These Proxy Materials and Voting.” The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees recommended by shareholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at 5582 Broadcast Court, Sarasota, FL 34240. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our shareholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.invobioscience.com, under the “Corporate Governance” heading of the “Investors” section. The nominating and governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected M&K as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. M&K has audited the Company’s financial statements since September 2019.

Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of M&K as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of M&K to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

To be approved, Proposal 2, the ratification of M&K as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote, and which did not abstain.

A representative of M&K is not expected to be present at the annual meeting.

INDEPENDENT AUDITORS

On September 19, 2019, Liggett & Webb, P.A. (“Liggett”) resigned as our independent accountants and we engaged M&K as our new independent registered public accounting firm.

The reports of Liggett on our financial statements for the fiscal years ended December 31, 2018 and 2017 contained an explanatory paragraph regarding the substantial doubt out our ability to continue as a going concern.

The decision to change accountants from Liggett to M&K was approved by our Board.

During our fiscal years ended December 31, 2017 and 2018 and the subsequent interim period through September 19, 2109, the date of the dismissal of Liggett, we did not have any disagreement with Liggett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1) of Regulation S-K adopted by the Securities and Exchange Commission, except that the accountant’s reports of Liggett on our financial statements as of and for the fiscal years ended December 31, 2018 and 2017 stated that we have incurred losses from operations since inception and have a net stockholders’ deficiency, and that these conditions raise substantial doubt about our ability to continue as a going concern.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company by M&K.

	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Audit Fees	$28,500	$	N/A
Audit Related Fees	$-	$	N/A
Tax Fees	$-	$	N/A
All Other Fees	$-	$	N/A

Audit Fees consists of fees for the annual audit and quarterly reviews of the Company’s financial statements.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Board has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Board approves the engagement letter with respect to audit and review services. Other fees are subject to pre-approval by the Board, or, in the period between meetings, by a designated member of the Board. Any such approval by the designated member is disclosed to the entire Board at the next meeting. The audit fees paid to the auditors with respect to fiscal year 2019 and 2018 were pre-approved by the entire Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers:

NAME	AGE	POSITION
Mr. Steven Shum	50	Director, Chief Executive Officer
Ms. Debra Hoopes	60	Acting Chief Financial Officer
Mr. Michael Campbell	62	Chief Operating Officer and Vice President of Business Development

Information with respect to Mr. Shum is set forth above in “Nominees for Directors.”

Debra Hoopes. Ms. Hoopes has served as our Acting Chief Financial Officer since August 2019. Since August 2017, Ms. Hoopes has served as Chief Financial Officer and Chief Administrative Officer of Shine Management, Inc., an outsourced management services organization. Previously, Ms. Hoopes was a co-owner of H2CFO LLC in 2017 and prior to 2017 was the sole owner of Hoopes Management & Advisory Services LLC, through which she provides outsourced CFO services. Ms. Hoopes is a Certified Public Accountant (licensed in Virginia and Maryland) and is a Chartered Global Management Accountant. She received a B.S. in Accounting from Virginia Tech and a M.B.A. from George Washington University.

Michael J. Campbell. Mr. Campbell is our Chief Operating Officer and Vice President of Business Development, positions he has held since February 2019 and October 2017, respectively. Mr. Campbell also served as a member of our Board from October 2017 to September 2020. Mr. Campbell was previously the Vice President of IVF, Americas Business Unit for Cooper Surgical, Inc., a wholly-owned subsidiary of The Cooper Companies (NYSE: COO). Mr. Campbell has substantial medical device sales, marketing and business development leadership experience within global Fortune 500 and start-up company environments. During his over 11-year career at Cooper Surgical, Mike was responsible for IVF product portfolio sales globally, including the U.S., Canada, Latin America, Europe, Middle East, Africa, and Asia Pacific regions. In addition to Mr. Campbell’s current position as Vice President of IVF Americas Business Unit, he served in various leadership roles including Vice President of the International Business Unit from 2013 to 2014 and as Vice President of IVF Business Unit from 2006 to 2012. Prior to joining Cooper Surgical, Mr. Campbell was Vice President of Sales, Marketing and Business Development at Retroactive Bioscience from 1997 to 2006, and Vice President of Sales and Marketing for Gabriel Medical from 1994 to 1997. Mr. Campbell also served in various senior management positions across marketing, sales and product management at Boston Scientific Corporation from 1984 to 1994.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares as of November 20, 2020 for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;
●	each of our named executive officers for purposes of this proxy statement, which includes certain former officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 9,561,468 common shares outstanding as of November 20, 2020. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock
5% Shareholders and Former Officers/Named Executive Officers:
Claude Ranoux (2)	771,689		8.07%
Kathleen Karloff (3)	447,112	(4)	4.68%
Robert Bowdring (5)	366,124		3.83%
Current Officers and Directors:
Kevin Doody	164,992	(4)	1.73%
Steven Shum	118,764	(6)	1.24%
Michael Campbell	131,223	(7)	1.37%
Trent Davis	6,453	(4)	*
Debra Hoopes	-		-
Matthew Szot	-		-
Barbara Ryan	-		-
Jeffrey Segal	-		-
All directors and executive officers as a group (8 persons)	420,923		4.31%

*Less than 1%

(1)	Unless otherwise indicated, the business address of each current director or executive officer is INVO Bioscience, Inc. 5582 Broadcast Court Sarasota, Florida 34240.
(2)	Claude Ranoux’s address is 88 Chestnut Street, Winchester, MA 01889.
(3)	Kathleen Karloff’s address is 16426 Hillside Circle Brandenton, FL 34202
(4)	Includes 3,355 options to purchase shares of common stock, which are either presently exercisable or exercisable within 60 days of November 20, 2020.
(5)	Robert Bowdring’s address is 92 Gould Street, Wakefield, MA 01880
(6)	Includes 87,514 options to purchase shares of common stock, which are either presently exercisable or exercisable within 60 days of November 20, 2020.
(7)

Includes 81,223 options to purchase shares of common stock, which are either presently exercisable or exercisable within 60 days of November 20, 2020, which are either presently exercisable or exercisable within 60 days of November 20, 2020.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and other than as set forth below, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Ms. Hoopes did not timely file her Form 3 in 2019.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years indicated, all compensation paid distributed or accrued for services rendered in all capacities by the Company’s named executive officers. Steven Shum was our principal executive officer (PEO) at December 31, 2019 and Kathleen Karloff was our PEO until October 10, 2019. Debra Hoopes was our principal financial officer (PFO) at December 31, 2019 and Robert Bowdring was our PFO until August 14, 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Award ($)		Option Award ($)		All other Compensation ($)	Total ($)

Kathleen Karloff	2019	175,000		-	-		351,799	(1)	-	526,799
Former Chief Executive Officer, President (until October 10, 2019)	2018	120,000		-	405,671	(2)	-		-	525,671

Steven Shum	2019	73,166		-	17,750	(3)	1,256,163	(4)	-	1,347,079
Chief Executive Officer	2018	-		-	-		-		-	-
(since October 10, 2019)

Michael Campbell	2019	258,854		-	-		-		-	258,854
Chief Operating Officer	2018	-		-	-		-		-	-
Vice President, Business Development

Lori Marzilli-Kahler	2019	185,000		-	-		-		-	185,000
Former VP, Global Operations (until August 31, 2020)	2018	135,000		-	412,360		-		-	547,360

Robert Bowdring	2019	48,125		-	-		317,737	(5)	-	365,862
Former Chief Financial Officer	2018	120,000	(6)	-	396,210	(7)	-		-	516,210
(until August 14, 2019)

Debra Hoopes	2019	-		-	-		-		69,759	69,759
Chief Financial Officer	2018	-		-	-		-		-	-
(since August 14, 2019)

(1)

This amount reflects the aggregate grant date fair value of the shares of common stock underlying 30,074 options issued in satisfaction of $351,799 of accrued compensation. The aggregate grant date fair value was computed on the date of grant without regard to forfeitures, in accordance with ASC 718. This amount does not reflect the actual economic value realized by Ms. Karloff. The options vest if the Company generates $1.5 million of revenue in 2020 or 2021 or raises at least $2.5 million in equity financing before the options expire in 2029.

(2)

This amount reflects the aggregate grant date fair value of the shares of common stock underlying 32,506 options issued in satisfaction of $405,671 of accrued compensation. The aggregate grant date fair value was computed on the date of grant without regard to forfeitures, in accordance with ASC 718. This amount does not reflect the actual economic value realized by Ms. Karloff

(3)

This amount reflects the aggregate grant date fair value of 12,500 restricted shares of common stock This amount does not reflect the actual economic value realized by Mr. Shum. The restricted stock issued to Mr. Shum vests in monthly increments over a 12-month period, provided that he remains in continuous employment with the Company.

(4)

This amount reflects the aggregate grant date fair value of the shares of common stock underlying 202,599 options. The aggregate grant date fair value was computed on the date of grant without regard to forfeitures, in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Shum. The options issued to Mr. Shum vest in equal monthly increments over a three-year period, provided that he remains in continuous employment with the Company.

(5)

This amount reflects the aggregate grant date fair value of the shares of common stock underlying 27,346 options issued in satisfaction of $317,737 of accrued compensation. The aggregate grant date fair value was computed on the date of grant without regard to forfeitures, in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Bowdring. The options vest if the Company generates $1.5 million of revenue in 2020 or 2021 or raises at least $2.5 million in equity financing before the options expire in 2029.

(6)	In 2018, $45,000 of salary was accrued and not paid.
(7)

This amount reflects the aggregate grant date fair value of the shares of common stock underlying 31,748 options issued in satisfaction of $396,210 of accrued compensation. The aggregate grant date fair value was computed on the date of grant without regard to forfeitures, in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Bowdring.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Steven Shum

On October 16, 2019, the Company entered into an employment agreement with Steven Shum (the “Shum Employment Agreement”), pursuant to which Mr. Shum serves as Chief Executive Officer on an at-will basis at an annual base salary of $260,000. The Shum Employment Agreement provides for a performance bonus of $75,000 upon a successful up-listing to the Nasdaq Stock Market, with all other bonuses to be determined by the Board in its sole discretion. In addition to his base salary and performance bonus, we granted Mr. Shum (i) 12,500 shares of common stock and (ii) an option to purchase 202,599 shares of our common stock at an exercise price of $8.16 per share. These options vest ratably each over a three-year period. Pursuant to the Shum Employment Agreement, Mr. Shum is also is also entitled to customary benefits, including health insurance and participation in employee benefit plans.

Michael Campbell

On January 15, 2020, the Company entered into an employment agreement (the “Campbell Employment Agreement”) with Michael Campbell to continue serving as the Company’s Chief Operating Officer and Vice President of Business Development. The Campbell Employment Agreement provides for an annual base salary of $220,000, and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the Board. In connection with the Campbell Employment Agreement, on January 17, 2020, the Company granted Mr. Campbell 31,250 shares of Company common stock, and an option to purchase 125,000 shares of Company common stock (the “Option”) at an exercise price of $6.84 per share. One quarter of the Option vested upon grant, and the remainder vests in monthly increments over a period of two years from the date of grant. Mr. Campbell is also entitled to customary benefits, including health insurance and participation in employee benefit plans.

Debra Hoopes

The Company has entered into a consulting agreement with Shine Management, Inc., pursuant which it receives outsourced accounting services and the support of its acting Chief Financial Officer, Debra Hoopes. Ms. Hoopes is the Chief Financial Officer and Chief Administrative Officer of Shine Management, Inc.

Lori Marzilli-Kahler

On June 1, 2018, the Company entered into an employment agreement (the “Kahler Employment Agreement”) with Lori Kahler to serve as the Company’s Vice President of Global Operations. The Kahler Employment Agreement provided for an annual base salary of $120,000 and was terminable on 60 days’ notice. It provided for six months’ severance if Ms. Kahler’s service was terminated without cause. Ms. Kahler’s employment as Vice President of Global Operations was terminated on August 31, 2020.

Former Executive Officers

On January 1, 2008, the Company entered into an employment agreement with Kathleen Karloff (the “Karloff Agreement”), pursuant to which Ms. Karloff served as Chief Executive Officer at an annual base salary of $175,000. Pursuant to the Karloff Agreement, Ms. Karloff was eligible to receive healthcare benefits as provided from time to time by the Company to its employees generally, and was entitled to four weeks of personal time off per year, as well as reimbursement for reasonable travel and out-of-pocket expenses incurred in the course of her employment. The Karloff Agreement was terminable on 90 days’ notice, and provided for six months’ severance if Ms. Karloff’s service was terminated due to disability. Ms. Karloff resigned as Chief Executive Officer on October 10, 2019.

The Company did not have a written employment agreement with Robert Bowdring, its former Acting Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT END OF 2019

The following table provides information about outstanding stock options held by each of our named executive officers as of December 31, 2019. None of our named executive officers held any other equity awards as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Yet Vested	Market Value of Stock That Has not Yet Vested
Steven Shum	11,256	191,344	8.16	10/16/2022	10,417	$100,000

Kathleen Karloff	-	30,074	9.25	10/29/2029	-	-

Robert Bowdring	-	27,345	9.25	10/29/2029	-	-

Debra Hoopes	-	-	-	-	-	-

Laura Marzilli-Kahler	-	-	-	-	-	-

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If Mr. Shum is involuntarily terminated without cause or constructively terminated (in each case, as defined in the Shum Employment Agreement), then he is entitled to 12 months’ severance.

If (i) Mr. Campbell terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and certain insurance benefits.

The following table sets forth information with respect to potential payments to be made to either Mr. Shum or Mr. Campbell upon termination in various circumstances. The potential payments are based on the terms of each of the employment agreements discussed above.

Name	Potential Payment upon Termination
	($)		Option Awards (#)
Steven Shum	$260,000	(1)	191,344	(2)
Michael Campbell	$55,000	(3)	-

(1)	Mr. Shum is entitled to twelve months’ severance. Mr. Shum’s current base salary is $260,000 per annum.
(2)	Represents the number of unvested options at December 31, 2019.
(3)	Mr. Campbell is entitled to three months’ severance. Mr. Campbell’s current base salary is $220,000 per annum.

DIRECTOR COMPENSATION

We did not pay any compensation to directors for services rendered as directors during the fiscal year ended December 31, 2019. Our current director compensation policy provides for annual compensation of (i) $75,000 for non-employee directors, one third of which is paid in cash, one-third in stock options and one-third in restricted stock units, and (ii) $25,000 for employee directors, which is paid in stock options. The options and restricted stock units vest in equal monthly increments over a period of twelve months from the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by security holders (1)	260,018	$8.41	227,482
Equity compensation plans not approved by security holders	-	-	-
Total	260,018	$8.41	227,482

(1) Amended and Restated 2019 Stock Incentive Plan. On October 3, 2019, our Board adopted the 2019 Stock Incentive Plan, which was later amended and restated on November 14, 2019 (the “Plan”). The purpose of the Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of equity compensation under the Plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, our sustained progress, growth and profitability depends. The total number of shares available under the Plan was initially 800,000 shares. The Plan provides for an automatic increases in capacity equal to six percent of the total number of common shares outstanding on December 31st of the preceding calendar year, and accordingly, in January 2020 the capacity of the Plan was increased to 793,118 shares (after giving effect to the reverse stock splits).

Our Board administers the Plan and has full power to grant awards, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The Board, in its absolute discretion, may grant awards to employees of, consultants to, and directors of the Company, and such other persons as the Board or compensation committee may select, and permit holders of stock options to exercise such options prior to full vesting thereof. Stock options may also be granted by our Board or compensation committee to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, then a prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the Plan.

Our Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as our Board may deem appropriate and in our best interest.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

The Company has adopted a Code of Conduct and a Related Party Transaction Policy (collectively, the “Policies”) that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the Policies, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

CERTAIN RELATED PARTY TRANSACTIONS

In May 2018, we conducted an offering of convertible notes (the “2018 Convertible Notes”) and James Bowdring and his children purchased an aggregate principal amount of $40,000. James Bowdring is the brother of Robert Bowdring, who was at the time, a member of the Board and our Acting Chief Financial Officer. The 2018 Convertible Notes accrue interest at a rate of 9% per annum, which is payable in stock. These notes are due on March 31, 2021, and are convertible into shares of common stock at a price of $6.40 per share, provided that, if the Company completes a subsequent equity financing, the noteholders can elect to convert the notes into shares of common stock at a price equal to 75% of the price paid per share in such subsequent equity financing.

From November 2012 to May 2019, the Company rented its corporate office from Forty Four Realty Trust, an entity owned by James Bowdring, pursuant to a month-to-month rental arrangement at less than the fair market rate. The Company paid $3,000 and $5,600 to Forty Four Realty Trust during the twelve months ended December 31, 2019 and 2018, respectively

The Company purchases stationary supplies and marketing items at discounted rates from Superior Printing & Promotions, an entity owned by James Bowdring. The Company paid $8,168 and $2,130 to Superior Printing & Promotions during the twelve months ended December 31, 2019 and 2018, respectively.

In May 2018, the Company sold 4,687 shares to Charles Mulrey, the brother-in law of Robert Bowdring, at a price of $6.40 per share for proceeds of $30,000.

In the second quarter of 2018, the Company issued 93,750 shares of common stock, with a fair value of $1,530,000, to Dr. Doody. The shares were issued as consideration for clinical guidance and support services provided by Dr. Doody relating to the INVOcell device and certain FDA matters.

On November 17, 2020 and November 20, 2020, the Company closed an underwritten public offering of 3,625,000 shares of common stock and an overallotment of 528,750 shares, respectively, at a public offering price of $3.20 per share. Paulson Investment Company (“Paulson”) was a member of the underwriting syndicate for the offering and received fees and commissions of $550,000 in connection with the offering. Mr. Davis is the Chief Executive Officer of Paulson. Mr. Davis did not receive any compensation from the Company for Paulson’s participation in the offering.

Indemnification Agreements

Our bylaws contain provisions limiting the liability of directors and officers and providing that we will indemnify each of our directors and officers to the fullest extent permitted under the General Corporation Law of the State of Nevada. Our bylaws also provide our Board with discretion to indemnify our other employees and agents when determined appropriate by the Board. We also maintain customary directors and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to INVO Bioscience, Inc., Attn: Corporate Secretary, 5582 Broadcast Court, Sarasota, FL 34240. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 26, 2021 to our Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240. Provided that the date of the 2021 Annual Meeting is within thirty days of the anniversary of the 2020 Annual Meeting, if you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2021 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between September 29, 2021 and October 29, 2021. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own. If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, (iii) the class and number of shares of the corporation which you beneficially own, (iv) any material interest that you have in your proposal, and (v) any other information that you are required to be provided pursuant to Regulation 14A under the Exchange Act. If you propose to nominate an individual for election as a director, your notice must also include, as to each proposed nominee: (i) his or her name, age, business address and residence address, (ii) his or her the principal occupation or employment, (iii) the class and number of shares of our share capital that are owned of record or beneficially by him or her, (iv) the date or dates on which the shares were acquired and the investment intent of the acquisition, and (v) any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such proposed nominee in a contested election (even if an contested election is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the proposed nominee’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: November 23, 2020

INVO BIOSCIENCE, INC C/O TRANSFER ONLINE 512 SE SALMON STREET PORTLAND, OR 97214

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/27/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/27/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of directors for a term expiring at the 2021 Annual Meeting of Shareholders.
Nominees:
	For	Against	Abstain
1A. Steven Shum	☐	☐	☐

1B. Kevin Doody	☐	☐	☐

1C. Trent Davis	☐	☐	☐

1D. Barbara Ryan	☐	☐	☐

1E. Jeffrey Segal	☐	☐	☐

1F. Matthew Szot	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
	For	Against	Abstain
2. Ratification of appointment of M&K CPA's, PLLC as independent auditors for fiscal year 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com

INVO BIOSCIENCE, INC.

Annual Meeting of Shareholders

December 28, 2020 2:00 PM (ET)

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Steven Shum and Debra Hoopes, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of INVO Bioscience, Inc. that the shareholder is entitled to vote at the Virtual Annual Meeting, to be held at www.virtualshareholdermeeting.com/ INVO2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side